Schedule I
CBay Inc.

			Principal Occupation or	Name, Principal Business and
Name	Citizenship	Business Address	Employment	Address of Employer
Robert Aquilina (director; officer)	United States	39 Little Wolf Road Summit, New Jersey 07907	Executive Chairman CBaySystems and CBay Inc.	CBaySystems; CBay Inc. (see Item 2)

Venu Raman Kumar (director; officer)	India	(see Item 2)	Vice Chairman and Chief Executive Officer CBaySystems and CBay Inc.	CBaySystems; CBay Inc. (see Item 2)

Michael Seedman (director, officer)	United States	1436 Waverly Road Highland Park, Illinois 60035	Chief Technology Officer CBaySystems and CBay Inc.	CBaySystems; CBay Inc. (see Item 2)

P.A. Sudhir (director; officer)	India	Gate No. 4, Godrej Industries Complex Pirojshanagar Eastern Express Highway Vikhroli (East), Mumbai — 400 079 India	Group Controller CBay Systems and Services, Inc. CBay Inc.	CBay Inc. (see Item 2)

Clyde Swoger (director; officer)	United States	661 Hideaway Ct Combined Locks, WI 54113	Chief Financial Officer CBaySystems and CBay Inc.	CBaySystems; CBay Inc. (see Item 2)

CBaySystems Holdings Limited

			Principal Occupation or	Name, Principal Business and
Name	Citizenship	Business Address	Employment	Address of Employer
Robert Aquilina (director; officer)	United States	39 Little Wolf Road Summit, New Jersey 07907	Executive Chairman CBaySystems and CBay Inc.	CBaySystems; CBay Inc. (see Item 2)

Frank Baker (director)	United States	540 Madison Avenue, 9th Floor New York, New York 10022	Managing Director SAC PCG	SAC PCG (manages private equity investments) 540 Madison Avenue, 9th Floor New York, New York 10022

Peter Berger (director)	United States	540 Madison Avenue, 9th Floor New York, New York 10022	Managing Director SAC PCG	SAC PCG (manages private equity investments) 540 Madison Avenue, 9th Floor New York, New York 10022

Merle Gilmore (director)	United States	33 Wynstone Drive Barrington, Illinois 60010	President LKR Technology Partners, LLC	LKR Technology Partners, LLC (provides consulting services) 33 Wynstone Drive Barrington, Illinois 60010

Jeffrey Hendren (director)	United States	540 Madison Avenue, 9th Floor New York, New York 10022	Managing Director SAC PCG	SAC PCG (manages private equity investments) 540 Madison Avenue, 9th Floor New York, New York 10022

Atim Kabra (director)	India	Gate No. 4 Godrej Industries Complex Pirojshanagar Eastern Express Highway Vikhroli (East), Mumbai — 400 079 India	Fund Manager Frontline Strategy Pte Ltd	Frontline Strategy Pte Ltd (manages investments) 1 Tanglin Road, #03-19 Orchid Parade Hotel, Singapore 247905

			Principal Occupation or	Name, Principal Business and
Name	Citizenship	Business Address	Employment	Address of Employer
Venu Raman Kumar	India	(see Item 2)	Vice Chairman and Chief	CBaySystems; CBay Inc.
(director; officer)			Executive Officer CBaySystems and CBay Inc.	(see Item 2)

Kenneth John McLachlan (director)	United Kingdom	Strawinsky Laan 3051 1077, ZX Amsterdam, The Netherlands	Managing Partner McLachlan & Associates	McLachlan & Associates (chartered accountants) Strawinsky Laan 3051 1077, ZX Amsterdam, The Netherlands

James Patrick Nolan	Ireland	Postbus 77900	Executive Vice President and	Royal Philips Electronics
(director)		1077 MX	Global Head of Mergers and	(consumer electronics)
		Amsterdam, The	Acquisitions	Breitner Center, Amstelplein 2
		Netherlands	Royal Philips Electronics	1070 MX Amsterdam, The Netherlands

Michael Seedman	United States	1436 Waverly Road	Chief Technology Officer	CBaySystems; CBay Inc.
(director; officer)		Highland Park, Illinois	CBaySystems and CBay Inc.	(see Item 2)
60035

Clyde Swoger	United States	661 Hideaway Ct	Chief Financial Officer	CBaySystems; CBay Inc.
(officer)		Combined Locks, WI 54113	CBaySystems and CBay Inc.	(see Item 2)

S.A.C. PEI CB Investment GP, Limited

			Principal Occupation or	Name, Principal Business and
Name	Citizenship	Business Address	Employment	Address of Employer
Peter Berger	United States	540 Madison Avenue,	Managing Director	SAC PCG
(director)		9th Floor New York, New York 10022	SAC PCG	(manages private equity investments) 540 Madison Avenue,
9th Floor
New York, New York 10022

Peter Nussbaum	United States	72 Cummings Point Road	General Counsel	S.A.C. Capital Advisors, L.P.
(director)		Stamford, Connecticut 06902	S.A.C. Capital Advisors, L.P.	(serves as investment manager to private investment funds)
72 Cummings Point Road
Stamford, Connecticut 06902
Capitalized terms used but not defined in this Schedule I have the meaning ascribed thereto in the Schedule 13D to which this Schedule I is attached.